POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company (the “Company”), a New York stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, and Alfred Ayensu-Ghartey, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 (including but not limited to any report on Forms 10-K, 10-Q or 8-K) and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Separate Account No. 45 (811-08754)

33-83750

333-44996

333-61380

333-64751

333-73121

Form N-4 registration statement(s) to be filed as necessary.

Separate Account No. 49 (811-07659)

333-05593	333-142414
333-31131	333-160951
333-60730	333-165395
333-64749	333-207256
333-79379	333-216084
333-96177	333-254385
333-127445	333-258709
333-137206

Form N-4 registration statement(s) to be filed as necessary.

Equitable Financial Life Insurance Company (RILA)

333-283599	333-283585
333-283600	333-283587
333-283601	333-283589
333-283602	333-282436
333-283623	333-285622
333-284599	333-285624
333-283583

Form N-4 registration statement(s) to be filed as necessary.

EFLIC

Separate Account No. 70 (811-22651)

333-178750	333-220167
333-182795	333-220168
333-182796	333-229766
333-182903	333-229769
333-190033	333-248863
333-202147

Form N-4 registration statement(s) to be filed as necessary.

Equitable Financial Life Insurance Company (RILA)

333-283581

Form N-4 registration statement(s) to be filed as necessary.

Separate Account A (811-01705)

2-30070	333-137052
33-47949	333-141082
33-58950	333-141292
333-19925	333-146143
333-81393	333-153809
333-81501	333-186807
333-130988

Form N-4 registration statements for EQUI-VEST® contracts currently included in Reg. No. 2-30070 (EQUI-VEST® Individual, EQUI-VEST® Employer Sponsored, EQUI-VEST® VantageSM, EQUI-VEST® TSA AdvantageSM )

Form N-4 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company (RILA)

333-283608	333-283597
333-283592	333-282690
333-283595

Form N-4 registration statements for EQUI-VEST® contracts currently included in Reg. No. 333-283608 (EQUI-VEST® Individual, EQUI-VEST® Employer Sponsored, EQUI-VEST® VantageSM, EQUI-VEST® TSA AdvantageSM )

Form N-4 registration statements to be filed as necessary.

Separate Account 301 (811-03301)

2-74667

Form N-4 registration statement(s) to be filed as necessary.

Separate Account I (811-02581)

333-17633

Form N-6 registration statements(s) to be filed as necessary

EFLIC

Separate Account FP (811-04335)

333-17639	333-134307
333-17641	333-207015
333-17663	333-229235
333-17665	333-229236
333-17669	333-232418
333-17671	333-232533
333-76130	333-256251
333-103199	333-257925
333-103202	333-271990
333-115985	333-281512
333-132200

Form N-6 registration statement(s) to be filed as necessary.

Equitable Financial Life Insurance Company

333-142453	333-269824
333-142454	333-269828
333-142455	333-269829
333-142456	333-275496
333-142457	333-277087
333-142458	333-277089
333-142459	333-277090
333-142461	333-277091
333-262809	333-277098
333-262812	333-282436
333-263557	333-284947
333-265008	333-284948
333-269351	333-284949
333-269352	333-285622
333-269819	333-285624
333-269821

Form S-1 or S-3 registration statements to be filed as necessary for Market Value Adjustment interests under certain flexible annuity contracts of the Accumulator® line of variable annuity products.

Form S-1 or S-3 registration statements to be filed as necessary for Market Value Adjustment interests under certain flexible annuity contracts of the EQUI-VEST® line of variable annuity products.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered in connection with certain flexible premium variable life insurance policies. This includes, but is not limited to, each Market Stabilizer Option®.

Form S-1 or S-3 registration statement(s) to be filed, as necessary, relating to funding agreements issued as an alternative to an escrow account.

Form S-1, S-3, N-3, N-4 or N-6 registration statements to be filed, as necessary, including but not limited to, any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

EFLIC

This instrument may be executed in one or more counterparts.

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

3/22/2025	/s/ Douglas A. Dachille Douglas A. Dachille	Director

3/21/2025	/s/ Daniel G. Kaye Daniel G. Kaye	Director

3/21/2025	/s/ Francis Hondal Francis Hondal	Director

3/24/2025	/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director

3/22/2025	/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director

3/22/2025	/s/ Craig MacKay Craig MacKay	Director

4/3/2025	/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director

3/31/2025	/s/ Bertram Scott Bertram Scott	Director

3/22/2025	/s/ George Stansfield George Stansfield	Director

3/24/2025	/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director

3/25/2025	/s/ Robin Raju Robin Raju	Chief Financial Officer

3/25/2025	/s/ William Eckert William Eckert	Chief Accounting Officer

EFLIC